Exhibit 1.1

Execution Version

PHENIXFIN CORPORATION

$50,000,000

5.25% Notes due 2028

UNDERWRITING AGREEMENT

November 9, 2021

Oppenheimer & Co. Inc.
As representative of the several underwriters named in Exhibit A

c/o Oppenheimer & Co. Inc.
85 Broad Street, 23rd Floor

New York, NY 10004

Ladies and Gentlemen:

PhenixFIN Corporation, a Delaware corporation (the “Company”) confirms with Oppenheimer & Co. Inc. (“OpCo”) and each of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided in Section 8 hereof), for whom OpCo is acting as the representative (in such capacity, the “Representative”) with respect to the issuance and sale by the Company of $50,000,000 aggregate principal amount (the “Initial Securities”) of the Company’s 5.25% notes due 2028 (the “Notes”), and the purchase by the Underwriters, acting severally and not jointly, of the aggregate principal amount of Initial Securities set forth opposite their respective names in Exhibit A hereto, and with respect to the grant by the Company to the Underwriters of the option described in Section 3(b) hereof to purchase all or any part of $7,500,000 aggregate principal amount of Notes (the “Option Securities”) to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the Option Securities are hereinafter called, collectively, the “Securities.”

The Company has filed, pursuant to the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1933 Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a universal shelf registration statement on Form N-2 (File No. 333-258913), which registers the offer and sale of certain securities to be issued from time to time by the Company, including the Securities.

The registration statement as amended, including the exhibits and schedules thereto, at the time it initially became effective on October 19, 2021 and any post-effective amendment thereto, including all documents filed as a part thereof, and all documents incorporated therein by reference, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act (“Rule 424”) with respect to the offer, issuance and/or sale of the Securities and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B (“Rule 430B”) under the 1933 Act, and also including any registration statement relating to the Securities filed pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”), is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement at the time it initially became effective on October 19, 2021 (including all documents incorporated therein by reference) is hereinafter referred to as the “Base Prospectus.” The Company has prepared and filed with the Commission in accordance with Rule 424 a “Preliminary Prospectus Supplement,” which means the preliminary prospectus supplement used in connection with the offer of the Securities and filed with the Commission pursuant to Rule 424 prior to execution and delivery of this Agreement. “Final Prospectus Supplement” means the prospectus supplement containing all information omitted from the Base Prospectus and Preliminary Prospectus Supplement pursuant to Rule 430B which will be filed with the Commission pursuant to Rule 424. “Prospectus” means, collectively, the Base Prospectus and Final Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424 and prior to the termination of the offering of the Securities by the Underwriters. All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or included in the Registration Statement, the Preliminary Prospectus Supplement, or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus Supplement, or the Prospectus, including those made pursuant to Rule 424, shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act (as defined below) which is incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus, as the case may be, as of any specified date.

The Notes will be issued under an indenture, dated as of February 7, 2012 (the “Base Indenture”), as supplemented by a fourth supplemental indenture (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be dated November 15, 2021, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be issued as fully registered securities to Cede & Co. (or such other name as may be requested by an authorized representative of The Depository Trust Company (“DTC”)), as nominee of DTC.

All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereby agree as follows:

1.       Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriters as of the date of this Agreement, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date (as such terms are defined in Sections 1(a), 3(c) and 3(b), respectively, hereof), as follows:

(a)       A registration statement on Form N-2 (File No. 333-258913) with respect to the Securities has been prepared by the Company in conformity with the requirements of the 1933 Act, has been filed with the Commission and has been declared effective. The Company meets the requirements of and complies with the conditions for the use of Form N-2 under the 1933 Act. Copies of the Registration Statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the 1933 Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representative. As of the Applicable Time, the Base Prospectus and the Preliminary Prospectus Supplement and the information included in Exhibit B hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7 herein. As of the date set forth on its cover page (solely in the case of the Prospectus), the Closing Date and each Option Closing Date, the General Disclosure Package and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus in reliance upon, and in conformity with, written information furnished by or on behalf of any Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7 herein. As used in this subsection and elsewhere in this Agreement, the term “Applicable Time” means 4:20 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

The Commission has not issued an order preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus Supplement or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto contain and will contain, in all material respects, all statements which are required to be stated therein by, and conform and will conform, in all material respects, to the requirements of, the 1933 Act. At the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Applicable Time, the Closing Date and each Option Closing Date (if any), the Registration Statement did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement and the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7 herein.

(b)       The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as currently carried on and described in the Registration Statement, the General Disclosure Package, and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities, except where the failure of the Company to be so qualified or in good standing or have such power or authority would not reasonably be expected to result in a Company Material Adverse Effect (defined below). Each of the Company’s consolidated subsidiaries (other than those entities which would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X , collectively, the “Subsidiaries”) has been duly organized and is validly existing as a limited liability company or corporation in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own or lease its properties and conduct its business as currently carried on and described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the Subsidiaries’ failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (ii) prevent the consummation of the transactions contemplated hereby and under the Indenture and the Notes (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Company Material Adverse Effect”). Each of the Company and each of the Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except for such jurisdictions where failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than those corporations accounted for as portfolio investments in accordance with the Commission’s rules and regulations (each, a “Portfolio Company,” and collectively, the “Portfolio Companies”), the Subsidiaries listed in Item 28 of the Registration Statement and other consolidated subsidiaries which would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, as of the respective dates set forth therein, the Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act of 1940, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1940 Act”)) any of the Portfolio Companies.

(c)       The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made and will not, without the prior consent of the Representative, make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act and which the parties agree, for the purposes of this Agreement, includes: (i) any “advertisement” as defined in Rule 482 under the 1933 Act; (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act; and (iii) any Sales Material (as defined below).

(d)       The outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) have been duly authorized and validly issued and are fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any class of securities of the Company.

(e)       The information set forth under the captions “Description of the Notes” and “Description of Debt Securities” in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of the 1940 Act, the Indenture and the Securities, fairly and accurately summarize such provisions in all material respects. The Indenture and the Securities materially conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of the Securities will conform to the Indenture, any requirements of the Company’s organizational documents and the listing requirements for the Nasdaq Global Market (“Nasdaq”). Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement or as would not reasonably be expected to result in a Company Material Adverse Effect, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(f)       Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has duly authorized, executed and delivered and currently is a party to or payee with respect to the promissory notes and other agreements evidencing the investments in the Portfolio Companies described in the Registration Statement, the General Disclosure Package and the Prospectus (each, a “Portfolio Company Agreement”). Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, each Portfolio Company is current with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect.

(g)       The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and by general equitable principles and the discretion of the court before which any proceeding therefore may be brought.

(h)       The Fourth Supplemental Indenture has been duly authorized, and at the Closing Date, will be duly executed and delivered by the Company and, when duly authorized, executed and delivered by the Trustee, will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and by general equitable principles and the discretion of the court before which any proceeding therefore may be brought.

(i)       The Securities have been duly authorized by the Company for sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will constitute legal, valid and binding agreements of the Company enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and by general equitable principles and the discretion of the court before which any proceeding therefore may be brought.

(j)       The issuance of the Securities pursuant to this Agreement will not violate the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Indenture will be duly qualified under the Trust Indenture Act on the tenth calendar day following the Company’s filing with the Commission of a Form T-1 on November 8, 2021 to determine the eligibility of the Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act in accordance with the Trust Indenture Act.

(k)       The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package and the Prospectus or other materials, if any, permitted by the 1933 Act and the 1940 Act.

(l)       The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the Subsidiaries, as of the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act) comply with Regulation G of the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”), and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 810), which are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required.

(m)       Any audited consolidated financial statements of a Portfolio Company, together with related notes and schedules, included in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of such Portfolio Company, as of the indicated dates and for the indicated periods. Such audited consolidated financial statements and related schedules have been prepared in accordance with GAAP, consistently applied throughout the periods involved, except as disclosed therein.

(n)       Ernst & Young LLP, who has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the 1933 Act and the Public Company Accounting Oversight Board (United States).

(o)       Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(p)       Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and Nasdaq thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected to have a Company Material Adverse Effect.

(q)       There is no action, suit, claim or proceeding pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise, which if determined adversely to the Company or any of the Subsidiaries would reasonably be expected to have a Company Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(r)       The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind, except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries are not party to any leases, except for such leases entered into after the effective date of the Prospectus and such leases that would not be reasonably likely to result in a Company Material Adverse Effect.

(s)       The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all tax assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve has been established in accordance with GAAP, other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and except where the failure to so file or pay would not reasonably be expected to have a Company Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(t)       Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development that is reasonably likely to involve a prospective material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into, or any material transaction that is probable of being entered into, by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(u)       Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be as of the Applicable Time, the Closing Date and any Option Closing Date: (i) in violation of its certificate or articles of incorporation (including any certificate of designation), bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, or (iii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, and, solely with respect to clauses (ii) and (iii), which violation or default would reasonably be expected to have a Company Material Adverse Effect. The execution and delivery of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of (i) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (ii) the certificate of incorporation or bylaws of the Company or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (i) and (iii) only, such conflicts, or breaches as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(v)       The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(w)       Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated hereby and thereby (except (i) the Current Reports on Form 8-K adding certain documents related to the offering of the Securities as exhibits to the Registration Statement and (ii) such additional steps as may be (x) required by the Financial Industry Regulatory Authority (“FINRA”); (y) required by Nasdaq in connection with the listing of the Securities; or (z) necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(x)       The Company and each of the Subsidiaries hold all licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to hold such licenses, certificates or permits would not reasonably be expected to have a Company Material Adverse Effect; the Company and the Subsidiaries each own or possess rights to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects. None of the Company or the Subsidiaries has received notice of conflict with, and to the Company’s knowledge, none of the Company or any of the Subsidiaries has infringed, any Intellectual Property of any other person or entity. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its respective officers, directors or employees or otherwise in violation of the rights of any persons. The Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity, except for such violations, infringements or conflicts that would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus and except as would not reasonably be expected to result in a Company Material Adverse Effect, the Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

(y)       Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes. The Company acknowledges that the Underwriters may engage in passive market-making transactions in the Securities on Nasdaq in accordance with Regulation M under the Exchange Act.

(z)       Reserved.

(aa)     Each of the Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)     The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act.

(cc)     The statistical, industry-related and market-related data, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(dd)     The operations of the Company and its consolidated subsidiaries are and have, been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions in which the Company and its consolidated subsidiaries conduct business, and the applicable rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its consolidated subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ee)     Neither the Company nor any of its consolidated subsidiaries, nor, any director or officer of the Company or its consolidated subsidiaries, nor to the knowledge of the Company, any agent, employee or representative of the Company or its consolidated subsidiaries, or other person acting on behalf of the Company or its consolidated subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its consolidated subsidiaries located, organized or resident in a country or territory that is the target of Sanctions, including Cuba, Iran, North Korea, the Crimean region, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any unlawful activities of or business with any person that, at the time of such funding or facilitation, is the target of Sanctions, (ii) to fund or facilitate any unlawful activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, neither the Company nor any of its consolidated subsidiaries have knowingly engaged in, or are now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the target of Sanctions or with any Sanctioned Country.

(ff)     The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company deems adequate for the conduct of their respective business and the value of their respective properties and as is customary for companies engaged in similar businesses.

(gg)     The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(hh)     To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or on Schedule A.

(ii)       There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(jj)     Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law, which violation is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(kk)     As of the date hereof, there are no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(ll)     Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides,” “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company to be used in connection with the public offering of the Securities (collectively, “Sales Material”) do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, all Sales Material complies and will comply in all material respects with the applicable requirements of the 1933 Act (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company by the Underwriters expressly for use therein).

(mm)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(nn)     Neither the Company nor any of its consolidated subsidiaries, nor any director or officer of the Company or its consolidated subsidiaries, nor to the knowledge of the Company, any agent, employee or affiliate of the Company or its consolidated subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any applicable anti-bribery or anti-corruption laws, and the Company, the Company’s consolidated subsidiaries and their respective affiliates have conducted their businesses in compliance with any applicable anti-bribery or anti-corruption laws and have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)       The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, access for disabled persons, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(pp)     The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the 1940 Act; the Company BDC Election remains in full force and effect and, to the Company’s actual knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefor initiated or threatened by the Commission. The operations of the Company are in compliance with the provisions of the 1940 Act applicable to business development companies, except where such non-compliance would not reasonably be expected to result in a Company Material Adverse Effect.

(qq)     The Company is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Code. The Company intends to direct the investment of the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Final Prospectus Supplement under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(rr)     There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required. All descriptions of contracts or documents described in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects. Notwithstanding the foregoing, as of the date hereof, the Company has not filed this Agreement, the Fourth Supplemental Indenture or the opinion of Company Counsel (as defined below) with respect to the legality of the Securities as exhibits to the Registration Statement, although all such exhibits will be filed in a Current Report on Form 8-K under the Exchange Act on or before the Closing Date.

(ss)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) no person is serving or acting as an officer or director of the Company, except in accordance with the provisions of the 1940 Act ; and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Underwriters.

(tt)     The Notes, by the Closing Date, will be registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Notes under the Exchange Act, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The application for listing of the Notes for trading on Nasdaq has been submitted by the Company.

(uu)     The Common Stock conforms in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(vv)     The Securities conform to the provisions of the Indenture and the relative rights, preferences, interests and powers of such Securities are set forth in the Indenture.

(ww)     As of the date of this Agreement and on a pro forma basis, after giving effect to the issuance and sale of the Securities and the use of proceeds therefrom (including the repayment of the Company’s existing 6.125% notes due 2023 outstanding), the Company will be in compliance with the applicable asset coverage requirements set forth in Sections 18 and 61 of the 1940 Act.

(xx)       This Agreement, the Indenture and the Notes comply in all material respects with all applicable provisions of the 1940 Act.

(yy)     The Company is not an ineligible issuer, as defined in Rule 405 under the 1933 Act, at the times specified in Rule 405 under the 1933 Act in connection with the offering of the Securities, and is eligible to rely on General Instruction A.2 of Form N-2, including the transaction requirements set forth in General Instruction I.B.1 of Form S-3.

(zz)     The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.       Reserved.

3.       Purchase, Sale and Delivery of the Securities.

(a)       On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, severally and not jointly, the respective aggregate principal amount of Initial Securities set forth opposite the name of the Underwriter in Exhibit A hereto, and each Underwriter, severally and not jointly, agrees to purchase the respective aggregate principal amount of Initial Securities set forth opposite the name of such Underwriter on Exhibit A hereto, plus any additional aggregate principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a purchase price of 97.0% of the aggregate principal amount (the “Purchase Price”).

(b)       In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase all or any portion of the Option Securities at a price equal to the Purchase Price (without giving effect to any accrued interest from the Closing Date to the applicable Option Closing Date). The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised on up to three occasions in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative, but shall not be earlier than three or later than seven full business days after the exercise of said option, unless otherwise agreed upon by the Company and the Representative, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters that proportion of the aggregate principal amount of Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the aggregate principal amount of Option Securities then being purchased, which the aggregate principal amount of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional aggregate principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, bears to the aggregate principal amount of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional Securities.

(c)       Payment of the purchase price for, and delivery of any certificates for, the Initial Securities shall be made at the offices of Dechert LLP at 1900 K Street, N.W., Washington, D.C. 20006 or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (New York City time) on November 15, 2021 (unless postponed in accordance with the provisions of Section 8 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the Purchase Price for, and delivery of any certificates for, such Option Securities shall be made at 10:00 A.M. (New York City time) at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Option Closing Date.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)       Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Date or the relevant Option Closing Date, as the case may be.

4.       Expenses. The Company agrees to pay the reasonable costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement to either of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the General Disclosure Package, and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the costs and expenses incurred by the Company arising out of the marketing of the sale of the Securities to investors; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all closing documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the listing of the Securities on Nasdaq; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states of the United States (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification; (viii) any filings required to be made with FINRA; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; (x) the fees and expenses of the Trustee; (xi) the fees and expenses of counsel for the Underwriters, in an amount not to exceed $125,000, in connection with the offer and sale of the Securities under this Agreement and filings required to be made with FINRA; and (xii) expenses incurred by the Company incident to the performance by the Company of its obligations hereunder.

5.       Agreements of the Company. The Company agrees with the Underwriters that:

(a)       Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Representative reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A under the 1933 Act, or filing of the Prospectus is otherwise required under Rule 424, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to Rule 424 within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Prospectus, and any supplement thereto, will have been filed (if required) with the Commission pursuant to Rule 424 or when any Rule 462(b) Registration Statement will have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement will have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Company, threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)       The Company will comply with the requirements of Rule 430B under the 1933 Act and will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings required under Rule 424, in the manner and within the time period required by Rule 424, notify the Representative of the filing thereof, and take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)       If at any time when the Prospectus is required by the 1933 Act or the Exchange Act to be delivered in connection with sales of the Securities, any event will occur or condition will exist as a result of which it is necessary, in the reasonable opinion of outside counsel to the Underwriters or the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it will be necessary, in the reasonable opinion of such outside counsel, at any such time to amend the Registration Statement, or to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will (i) promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements, provided that the Company shall not make any filing to which the Representative reasonably objects, (ii) use its best efforts to have such amendment declared effective as soon as practicable, and (iii) furnish to the Representative, without charge, such number of copies of such amendment, supplement or new registration statement as the Representative may reasonably request.

(d)       The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided the Company will not be required to qualify as a foreign corporation, to become subject to taxation as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified, subject to taxation or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.

(e)       The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the 1933 Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will make available to the Representative at or before the Closing Date, a copy (which may be conformed) of the signed Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representative may reasonably request.

(f)       The Company will comply with the 1933 Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.

(g)       If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event will occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(h)       The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement or statements (which need not be audited), which will satisfy the requirements of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act and will advise the Representative in writing when such statement has been so made available.

(i)       No offering, sale, short sale or other disposition of any debt securities issued or guaranteed by the Company or other securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or derivative of debt securities issued or guaranteed by the Company (or agreement for such) will be made for a period of 45 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative.

(j)       The Company will apply the net proceeds of its sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)       The Company will cooperate with the Representative and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(l)       The Company will maintain a trustee, paying agent and registrar for the Notes.

(m)       The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities, except as may be allowed by law.

(n)       The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the Exchange Act and the 1940 Act within the time periods required by such act, rule or regulation. To the extent the distribution of Securities has been completed, the Company will not be required to provide the Underwriters with reports it is required to file with the Commission under the Exchange Act.

(o)       The Company will use its reasonable best efforts to effect within thirty (30) days of the Closing Date and to maintain the listing of the Notes on Nasdaq.

6.       Conditions to the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)       The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rules 424, 430A or 430B under the 1933 Act, as applicable, within the time period prescribed by, and in compliance with the 1933 Act, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the 1933 Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities.

(b)       The Representative shall have received from Kramer Levin Naftalis & Frankel LLP, counsel for the Company (the “Company Counsel”), an opinion and a negative assurance letter, each dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative in form and substance reasonably satisfactory to the Representative.

(c)       The Representative shall have received from Dechert LLP, counsel to Underwriters (“Underwriters’ Counsel”), an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(d)       The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, the letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, of Ernst & Young LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered in accordance with Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)       The Company shall have furnished to the Representative, on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate substantially in the form of Exhibit 6(e).

(f)       The Company and the Trustee shall have executed and delivered each of the Base Indenture, the Fourth Supplemental Indenture and the Securities.

(g)       The Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Securities as herein contemplated.

(h)       The application for listing of the Securities shall have been submitted to Nasdaq.

(i)       At the Closing Date, the Securities shall be rated at least BBB by Egan-Jones Ratings Company and since the execution of this Agreement, there shall not have been any decrease in the rating of any debt of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Underwriters’ Counsel.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 4 and 7 hereof).

7.       Indemnification and Contribution.

(a)       The Company agrees to indemnify and hold harmless the Underwriters, the directors, officers, employees and agents of the Underwriters and each person who controls the Underwriters within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act:

(i)       against any and all loss, liability, claim, damage and expense whatsoever, arising out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement for the Securities as originally filed or in any amendment thereof (and including any post-effective amendment), the General Disclosure Package or the Prospectus or in any Sales Material (or any amendment or supplement to any of the foregoing), or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or the General Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter for inclusion in the Prospectus consists of the following information in the Prospectus: (i) the concession and reallowance figures appearing under the caption “Underwriting – Commissions and Discounts” in the Prospectus, (ii) the statements set forth under the caption “Underwriting – Price Stabilization, Short Positions” in the Prospectus, and (iii) the list of Underwriters and their respective participation in the sale of the Securities, which is set forth in the first table under the caption “Underwriting” in the Prospectus.

(b)       Each Underwriter severally agrees to indemnify and hold harmless the Company and each of its directors, each of its officers who sign the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company set forth in Section 7(a)(i) and the proviso thereto, but only with reference to written information relating to the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. The Underwriters agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section 7(b). This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c)       In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7 shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)       To the extent the indemnification provided for in Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)       Any contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and Investment Company Act Release 11330, as amended or updated.

8.       Default by One or More Underwriters. If one or more of the Underwriters shall fail on the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall use reasonable efforts, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 36-hour period, then:

(a)       if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)       if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representative shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9.       Termination. This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Securities) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which the Representative deems to materially impair the investment quality of the Securities, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the judgment of the Representative, materially impair the investment quality of the Securities, (iii) suspension of trading in securities generally on the New York Stock Exchange or Nasdaq or limitation on prices (other than limitations on hours or numbers of days of trading), (iv) the declaration of a banking moratorium by United States or New York State authorities, (v) the suspension of trading of any security of the Company by Nasdaq, the Commission or any other governmental authority or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Representative has a material adverse effect on the securities markets in the United States; or (b) as provided in Section 6 of this Agreement.

10.       Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 4, Section 7, Section 10, Section 14, Section 16 and Section 17 shall survive the termination or cancellation of this Agreement.

11.       Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)       For purposes of this Section 11, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12.       Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed (postage prepaid, certified or registered mail, return receipt requested), delivered or transmitted by any standard form of telecommunication:

(a)	if to the Underwriters:

Oppenheimer & Co. Inc.
85 Broad Street, 23rd Floor

New York, NY 10004
JD.Nelson@opco.com
Attention: JD Nelson

with an additional copy to:

Dechert LLP
1900 K Street, N.W.
Washington, D.C. 20006
harry.pangas@dechert.com
Attention: Harry S. Pangas (which copy shall not constitute notice)

(b)	if to the Company:

PhenixFIN Corporation
445 Park Avenue, 9th Floor

New York, NY 10022
dlorber@phenixfc.com
Attention: David A. Lorber

with an additional copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas

New York, NY 10036

gsilfen@kramerlevin.com
Attention: George M. Silfen (which copy shall not constitute notice)

13.       Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and its successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

14.       No Fiduciary Duty. The Company hereby acknowledges that (a) the offering and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which an Underwriter may be acting, on the other, (b) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on related or other matters), and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.       Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

16.       Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.       Waiver of Jury Trial. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.       Counterparts. This Agreement may be signed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.       Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20.       Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriters.

Very truly yours,

PhenixFIN Corporation

By:	/s/ David A. Lorber
	Name:	David A. Lorber
	Title:	Chairman and
Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first-written above.

Oppenheimer & Co. Inc.

By:	/s/ JD Nelson
	Name:	JD Nelson
	Title:	Managing Director

For itself and as Representative of the Underwriters named in Exhibit A hereto

[Signature Page to Underwriting Agreement]

EXHIBIT A

UNDERWRITERS

Name of Underwriter	Aggregate Principal Amount of Initial Securities
Oppenheimer & Co. Inc.	$18,500,000
B. Riley Securities, Inc.	12,500,000
BTIG, LLC	8,000,000
Janney Montgomery Scott LLC	5,500,000
Ladenburg Thalmann & Co. Inc.	5,500,000

Total	$50,000,000

Exh. A-1

EXHIBIT B

PRICE-RELATED INFORMATION

[See Attached]

Pricing Terms

PHENIXFIN CORPORATION

$50,000,000

5.25% Notes Due 2028

Pricing Term Sheet

November 9, 2021

The following sets forth the final terms of the 5.25% Notes due 2028 (the “Notes”) and should only be read together with the preliminary prospectus supplement, dated November 8, 2021, together with the accompanying prospectus dated October 19, 2021, relating to these securities (together, the “Preliminary Prospectus”) and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	PhenixFIN Corporation (the “Company”)

Title of the Securities:	5.25% Notes due 2028

Rating:*	BBB (Egan-Jones)

Initial Aggregate Principal Amount Being Offered:	$50,000,000

Over-Allotment Option:	Up to $7,500,000 aggregate principal amount of Notes within 30 days of the date hereof solely to cover over-allotments, if any.

Issue Price:	$25.00 (par)

Principal Payable at Maturity:	100% of the aggregate principal amount. The outstanding principal amount of the Notes will be payable on the stated maturity date at the office of the trustee, paying agent and security registrar for the Notes or at such other office as the Company may designate.

Type of Note:	Fixed rate note

Listing:	The Company intends to list the Notes on the Nasdaq Global Market within 30 days of the original issue date under the trading symbol “PFXNZ”.

Stated Maturity Date:	November 1, 2028

Interest Rate:	5.25% per year

Underwriting Discount:	3.00% (or $1,500,000 total assuming the over-allotment option is not exercised)

Net Proceeds to the Issuer, before Expenses:	97% (or $48,500,000 total assuming the over-allotment option is not exercised)

Day Count Basis:	360-day year of twelve 30-day months

Trade Date:	November 9, 2021

Settlement Date:	November 15, 2021 (T+3)**

Date Interest Starts Accruing:	November 15, 2021

Interest Payment Dates:	Each February 1, May 1, August 1 and November 1 commencing February 1, 2022. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Interest Periods:	The initial interest period will be the period from and including November 15, 2021, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

Specified Currency:	U.S. Dollars

Denominations:	The Company will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof.

Business Day:	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City or the place of payment are authorized or required by law or executive order to close.

Optional Redemption:	The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after November 1, 2023, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but not including, the date fixed for redemption.

CUSIP / ISIN:	71742W 301 / US71742W3016

Use of Proceeds:	The Company intends to use the net proceeds from this offering to redeem a portion of the outstanding principal amount of the Company’s 6.125% notes due 2023.

Joint Book-Running Managers:	Oppenheimer & Co. Inc. B. Riley Securities, Inc. BTIG, LLC Janney Montgomery Scott LLC Ladenburg Thalmann & Co. Inc.

Trustee, Paying Agent, and Security Registrar:	U.S. Bank National Association

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the second business day before delivery thereof will be required, by virtue of the fact that the Notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The Preliminary Prospectus, which has been filed with the U.S. Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing.

The information in the Preliminary Prospectus and in this pricing term sheet is not complete and may be changed. This pricing term sheet and the Preliminary Prospectus are not offers to sell or the solicitation of offers to buy, nor will there be any sale of the Notes referred to in this pricing term sheet, in any jurisdiction where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

A shelf registration statement relating to these securities is on file with, and has been declared effective by, the SEC. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus if you request it by calling Oppenheimer & Co. Inc. toll-free at (212) 667-5040 or emailing FixedIncomeProspectus@opco.com.